Exhibit 99.1 KFORCE ENTERS INTO AGREEMENT TO SELL ITS CORPORATE HEADQUARTERS FACILITY; COMMITS TO MAINTAIN ITS HEADQUARTERS IN THE TAMPA BAY AREA TAMPA, FL, April 27, 2021 — Kforce Inc. (Nasdaq: KFRC), a provider of professional staffing services and solutions, today announced that it entered into an agreement to sell its corporate headquarters and, upon closing, lease it back for 18 months as it looks for available space in the Tampa Bay area for its future state-of-the-art corporate headquarters. The sale is anticipated to close in mid-May 2021. Joseph J. Liberatore, President, said, “The pandemic has permanently changed the way we work and has showcased our ability to thrive remotely. We believe our future lies in a technology-enabled, fully integrated hybrid work environment. This decision is not only based on our review of business data and trends, but also on feedback from multiple employee surveys where they have indicated a strong desire for less time in the office and a greater amount of flexibility. We could not be prouder of how our people have adapted and performed during this pandemic, while working 100% remotely.” In September 2001, Kforce occupied its current corporate headquarters in Tampa, FL consisting of roughly 130,000 square feet. Over the last several years, Kforce has strategically narrowed its focus on technology and finance and accounting staffing and solutions through the completion of a series of divestitures. This has resulted in Kforce requiring significantly less space in its corporate headquarters. David L. Dunkel, Chairman and Chief Executive Officer, said, “Immediately before we began working remotely in March 2020 as a result of the pandemic, we were only utilizing roughly 50% of the capacity of our corporate headquarters. Given the underutilization when combined with the need to satisfy our employees’ desires for a more flexible, technology-enabled future work environment, it was no longer necessary to maintain a large real estate footprint in our corporate headquarters. This presents us with an opportunity to further invest in providing our dedicated Kforcers with the space and work environment they need to be successful in providing our clients, consultants and candidates world-class support.” Mr. Dunkel continued, “Considering all of the significant challenges our nation and world endured, it is remarkable to see how we have persevered, adapted and in many cases, prospered. Our talented team delivered extraordinary financial results in 2020 and we are grateful and proud of their exceptional efforts. We look forward to providing our employees with an aptly sized, state-of-the-art corporate headquarters that encourages a high degree of collaboration by leveraging technology. Establishing a hybrid work model aligns with Kforce’s evolution as a tech-centric leader. We could not be more excited about our future prospects and are confident this step will only further enable our Tampa- based teams to continue their contributions to Kforce capturing additional market share.”

Kforce will discuss more of the financial terms on its first quarter 2021 earnings conference call scheduled for 5:00 p.m. ET on Monday, May 3, 2021. The dial-in number is (877) 344-3890 and the conference passcode is “Kforce”. A replay of the call will be available from 8:00 p.m. ET Monday, May 3, 2021 until May 10, 2021 by dialing (855) 859- 2056, passcode 2668696 or at http://investor.kforce.com. About Kforce Kforce Inc. is a domestic professional staffing services and solutions firm that specializes in the areas of Technology and Finance and Accounting. Each year, through our network of field offices located throughout the U.S. and two national delivery centers, we provide opportunities for over 30,000 highly skilled professionals who work with over 3,000 clients, including a significant majority of the Fortune 500. At Kforce, our promise is to deliver great results through strategic partnership and knowledge sharing. For more information, please visit our website at http://www.kforce.com. Michael R. Blackman, Chief Corporate Development Officer (813) 552-2927 Cautionary Note Regarding Forward-Looking Statements All statements in this press release, other than those of a historical nature, are forward-looking statements. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions, growth rate in temporary staffing and the general economy; competitive factors; risks due to shifts in the market demand; a reduction in the supply of consultants and candidates or the Firm’s ability to attract and retain such individuals; the success of the Firm in attracting and retaining its management team and key operating employees; the impacts (direct and indirect) of COVID-19 on our business, our consultants and employees, and the overall economy; the migration of our FA business towards more highly skilled assignments; changes in the service mix; ability of the Firm to repurchase shares; the occurrence of unanticipated expenses; the effect of adverse weather conditions; changes in our effective tax rate; changes in government regulations, laws and policies that impact our business and our ability to comply with the same; risk of contract performance, delays or termination or the failure to obtain new assignments or contracts, or funding under contracts; changes in client demand and our ability to adapt to such changes; our ability to continue to perform under the government-sponsored COVID-19 related initiatives; continued performance of and improvements to our enterprise information systems; impacts of outstanding litigation or other legal matters, including the risk factors and matters listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, including, but not limited to, the Firm’s Form 10-K for the fiscal year ending December 31, 2020, as well as assumptions regarding the foregoing. The terms “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof contained in this press release identify certain of such forward-looking statements, which speak only as of the date of this press release. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Future events and actual results may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and the Firm undertakes no obligation to update any forward-looking statements.